UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2008, Sonic Automotive, Inc.’s (“Sonic”) Board of Directors appointed David B. Smith as a Director to fill a vacancy created by the resignation of Mr. Jeff Rachor in May 2008 and promoted Mr. Smith to the position of Executive Vice President. In addition, on October 16, 2008, Sonic’s Board of Directors promoted Jeff Dyke to the position of Executive Vice President of Operations.

David B. Smith, age 34, previously served as Sonic’s Senior Vice President of Corporate Development from March 2007 to October 2008, where his responsibilities included oversight of Sonic’s automobile dealership acquisitions and dispositions. In his new position of Executive Vice President, Mr. Smith will continue his current oversight responsibilities for Sonic’s dealership acquisitions and dispositions, and will also take on an expanded role in key operational and strategic initiatives for Sonic. From October 2005 to March 2007, Mr. Smith served as Sonic’s Vice President of Corporate Strategy, where his responsibilities consisted of development and implementation of strategic operational initiatives for Sonic. Prior to that time, Mr. Smith served as Dealer Operator of the following dealerships owned by Sonic: Arnold Palmer Cadillac located in Pineville, North Carolina (January 2004 to October 2005); Fort Mill Ford located in Fort Mill, South Carolina (January 2003 to January 2004); and Town & Country Ford located in Charlotte, North Carolina (October 2000 to December 2002).

Mr. Smith’s compensation arrangements were not changed in connection with his promotion. His current annual base salary is $440,000 and, like Sonic’s other executive officers, he is eligible to receive perquisites and a performance-based bonus under Sonic’s Incentive Compensation Plan based on the same previously disclosed criteria and terms disclosed for Sonic’s other executive officers applicable in 2008. In addition, in February 2008, Mr. Smith was awarded 8,112 performance-based restricted shares of Sonic’s Class A Common Stock pursuant to the Sonic Automotive, Inc. 2004 Stock Incentive Plan, as amended (the “Stock Incentive Plan”). The award of 8,112 restricted shares of Sonic’s Class A Common Stock is subject to forfeiture, in whole or in part, based on achievement of specified measures of Sonic’s earnings per share performance for the 2008 fiscal year, continuation of employment and violation of any restrictive covenants contained in any agreement between Sonic and Mr. Smith. As provided in the Stock Incentive Plan, the restricted stock award also generally remains subject to forfeiture for three years from the date of grant. Pursuant to his compensation arrangements for his position in 2007, Mr. Smith received $812,168 in total compensation, options to purchase 7,203 shares of Sonic’s Class A Common Stock and 5,408 performance-based restricted shares of Sonic’s Class A Common Stock pursuant to the Stock Incentive Plan (of which, 162 restricted shares were forfeited in February 2008 based on the achievement of performance criteria for fiscal year 2007). The remaining 5,246 restricted shares of Sonic’s Class A Common Stock are subject to forfeiture, in whole or in part, until April 2010 based on continuation of employment and violation of any restrictive covenants contained in any agreement between Sonic and Mr. Smith. Mr. Smith is the son of Sonic’s Chairman and Chief Executive Officer, Mr. O. Bruton Smith, and the brother of Sonic’s President and Chief Strategic Officer, Mr. B. Scott Smith. As a result, other transactions in which Mr. David Smith may be deemed to have an interest include the following. Sonic leases office space in Charlotte from a subsidiary of Sonic Financial Corporation (“SFC”) for a majority of its headquarters personnel. Annual aggregate rent under this lease was approximately $575,721 in 2007 and approximately $530,212 to date in 2008. Because Mr. O. Bruton Smith and his family own 100% of SFC, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s, Mr. B. Scott Smith’s and Mr. David B. Smith’s interest in this transaction may be deemed to be approximately $575,721 and $530,212, respectively for 2007 and to date in 2008. Sonic rents various aircraft owned by SFC, subject to their availability, primarily for business-related travel by Sonic executives. Sonic incurred costs in an aggregate amount of approximately $1,002,664 for the use of these aircraft during 2007 and approximately $508,238 to date in 2008. Because Mr. O. Bruton Smith and his family own 100% of SFC, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s, Mr. B. Scott Smith’s and Mr. David B. Smith’s interest in this transaction may be deemed to be approximately $1,002,664 and approximately $508,238, respectively for 2007 and to date in 2008. Certain of Sonic’s dealerships purchase the Z-Max oil additive product from Oil Chem Research Company, a subsidiary of Speedway Motorsports, Inc. (“SMI”), for resale to service customers of the dealerships in the ordinary course of business. Total purchases by Sonic dealerships either directly through Oil Chem or indirectly through an Oil Chem distributor totaled approximately $1,916,322 in 2007 and approximately $766,759 to date in 2008. Because Mr. O. Bruton Smith and SFC own collectively 66% of SMI, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s, Mr. B. Scott Smith’s and Mr. David B. Smith’s interest in this transaction may be deemed to be approximately $1,264,773 and approximately $506,061, respectively for 2007 and to date in 2008.

Jeff Dyke, age 41, as Sonic’s Executive Vice President of Operations, is responsible for direct oversight for all retail automotive operations of Sonic. From March 2007 to October 2008, Mr. Dyke served as Sonic’s Division Chief Operating Officer – South East Division, where he oversaw retail automotive operations for the states of Alabama, Georgia, Florida, North Carolina, Tennessee, Texas and South Carolina. Mr. Dyke first joined Sonic in October 2005 as its Vice President of Retail Strategy, a position that he held until April 2006, when he was promoted to Division Vice President – Eastern Division, a position he held from April 2006 to March 2007. Prior to joining Sonic, Mr. Dyke worked in the automotive retail industry at AutoNation from 1996 to 2005, where he held several positions in divisional, regional and dealership management with that company.

Mr. Dyke’s compensation arrangements were not changed in connection with his promotion. His current annual base salary is $750,000 and he is also eligible to receive perquisites and a performance-based bonus for his performance during 2008. Mr. Dyke’s bonus for 2008 will be based on the achievement of defined earnings per share levels, customer satisfaction performance levels, annual budget targets and implementation of certain strategic initiatives. If the minimum performance level specified for a particular performance component is not achieved, Mr. Dyke will not receive any cash bonus for that performance component. Under the earnings per share component, Mr. Dyke will be eligible to receive a cash bonus ranging from 28% to a maximum of 103% of his annual base salary, if Sonic achieves the defined earnings per share target levels. Under the customer satisfaction performance component, Mr. Dyke will be eligible to receive a cash bonus ranging from 5% to a maximum of 15% of his annual base salary, if established percentages of Sonic’s dealerships in its major brands meet or exceed customer satisfaction performance objectives, as reported by the respective manufacturers for such brands. Under the annual budget performance component, Mr. Dyke will be eligible to receive a cash bonus ranging from 7% to 27% of his annual base salary, if the South East division achieves defined budget target levels. Under the implementation of certain strategic initiatives component, Mr. Dyke is eligible to receive a cash bonus ranging from 5% to 15% of his salary. In addition, in February 2008, Mr. Dyke was awarded 15,000 performance-based restricted shares of Sonic’s Class A Common Stock pursuant to the Stock Incentive Plan. The award of 15,000 restricted shares of Sonic’s Class A Common Stock is subject to forfeiture, in whole or in part, based on achievement of specified measures of Sonic’s earnings per share performance for the 2008 fiscal year, continuation of employment and violation of any restrictive covenants contained in any agreement between Sonic and Mr. Dyke. As provided in the Stock Incentive Plan, the restricted stock award also generally remains subject to forfeiture for three years from the date of grant. Pursuant to his compensation arrangements for his position in 2007, Mr. Dyke received $1,078,642 in total compensation, options to purchase 10,050 shares of Sonic’s Class A Common Stock and 7,547 performance-based restricted shares of Sonic’s Class A Common Stock pursuant to the Stock Incentive Plan (of which, 226 restricted shares were forfeited in February 2008 based on the achievement of performance criteria for fiscal year 2007). The remaining 7,321 restricted shares of Sonic’s Class A Common Stock are subject to forfeiture, in whole or in part, until April 2010 based on continuation of employment and violation of any restrictive covenants contained in any agreement between Sonic and Mr. Dyke.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: October 22, 2008

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